UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 4, 2010


                                 SOLAR3D, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



       333-127080                                         01-0592299
---------------------------                          -------------------
(Commission File Number)                               (I.R.S. Employer
                                                      Identification No.)


           6500 HOLLISTER AVENUE, SUITE 130, GOLETA, CALIFORNIA 93117
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (805) 690-9000


  MachineTalker, Inc., 513 De La Vina Street, Santa Barbara, California 93101;
                               Phone: 805-957-1680
      -------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

         Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On October 4, 2010, the Company appointed James B. Nelson as a director, President and Chief Executive Officer of Solar3D, Inc., a Delaware corporation (the "Company" or "Solar3D"). Mr. James Nelson began his executive career 30 years ago at Bain and Company, a business strategy consulting firm, where he managed a team of consultants on four continents solving CEO-level programs for global companies. Prior to joining the Company, he spent 20 years working in the private equity industry as both a capital partner and operating
CEO to portfolio companies. Mr. Nelson was a General Partner at Peterson Partners (2007-2009) and at Millennial Capital Partners (1991-2010--previously known as Invest West Capital). In addition to his responsibilities in acquisition and divestiture, Mr. Nelson worked as an executive of a number of portfolio companies. He served as CEO of Euro-Tek Store Fixture, LLC, Chairman of the Board of American Retail Interiors, Chairman of the Board and CEO of Panelview Inc. and Chairman of the Board of Critical Power Exchange, as well as sitting on numerous Boards both in and out of the private equity funds' portfolios.

         Prior to his years in private equity, Mr. Nelson served as Vice President of Marketing at Banana Republic/The Gap, where he managed company-wide marketing, as well as the initial international expansion of Banana Republic. He was also General Manager for Banana Republic's highly profitable catalog division. He also served as Vice President of Marketing and Corporate Development at Saga Corporation, a multi-billion dollar food service company.

         Mr. Nelson received his MBA from Brigham Young University, where he graduated Summa Cum Laude and was named the Outstanding Master of Business Administration Graduate.

         We believe that Mr. Nelson's experience in global companies, worldview strategic thinking, and hands-on entrepreneurial and operating execution is ideally suited to help exploit Solar3D's solar cell technology in a global market opportunity.

         In consideration for his services as a director of the Company, the Company issued to Mr. Nelson a nonqualified stock option to purchase up to 15,000,000 shares of the Company's common stock for a period of seven years from the date of grant (i.e., July 22, 2010), at a purchase price of $0.05 per share (after taking into account the one-for-five reverse stock split recently effected by the Company), as previously described in the Company's Report on Form 8-K, dated August 5, 2010. The stock options were granted on July 22, 2010 and vest 1/36th per month commencing on August 21, 2010, on a monthly basis for as long as Mr. Nelson is an employee or consultant of the Company. In consideration for Mr. Nelson's services as the President and Chief Executive Officer of the Company, the Company has agreed to pay to Mr. Nelson an annual salary of $200,000, commencing to accrue on October 1, 2010, payable in two equal installments each month during the year.

         On October 4, 2010, Roland F. Bryan resigned as the Chief Executive Officer and President of the Company in order to allow James B. Nelson to be appointed for those positions. Mr. Bryan will remain as the Company's Chief Financial Officer and corporate Secretary.

SECTION 8.  OTHER EVENTS

         Item 8.01.  Other Events.

         The Company has recorded an Amendment to its Articles of Incorporation effecting the following changes: The Company has changed its name to Solar3D, Inc., and it has effected a one-for-five reverse stock split of all of its issued and outstanding common stock. Its authorized capital stock has not been modified. The Company has submitted its application for a new trading symbol on the OTC:BB market, the assignment of which is pending. The Company's new CUSIP number is 83417A 100, and its ISIN Number is US83417A1007. The Company's new address for its executive offices is 6500 Hollister Avenue, Suite 130, Goleta, California 93117, and its new telephone number is (805) 690-9000. The Company is subleasing space there on a month to month basis for $2,500 per month.


SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

                  10.1     Amendment   to   Articles   of   Incorporation    for
                           MachineTalker, Inc. covering change of name and reverse stock split.(1)

                  10.2 Nonstatutory Stock Option Agreement with James B. Nelson, dated July 22, 2010.(2)

----------------------
(1)      Incorporated by reference from the Definitive  Information Statement on
         Schedule 14C, dated August 30, 2010, filed by the Company with the Securities and Exchange Commission.

(2) Incorporated by reference from the Report on Form 8-K, dated August 5, 2010, filed by the Company with the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               MACHINETALKER, INC.
                             -----------------------
                                  (Registrant)

Date:  October 4, 2010


                               /s/ Roland F. Bryan
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                           Roland F. Bryan, President










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